ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20120310645-34
	Filing Date and Time: 04/30/2012 9:29 AM
	Entity Number: E0240512012-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SBOR, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Corporate Direct, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 2248 Meridian Blvd. Ste. H; City: Minden; Nevada; Zip Code: 89423 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Additional Articles Attached* Number of shares with par value: 110,000,000; Par value per share: $ 0.0001; Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) John Kitchen (Name) 2248 Meridian Blvd. Ste. H (Street Address); Minden (City); NV (State); 89423 (Zip Code) 2) Linda Miller (Name) 2248 Meridian Blvd. Ste. H (Street Address); Minden (City); NV (State); 89423 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	John Kitchen (Name); X [signature] (Incorporator Signature) 2248 Meridian Blvd. Ste. H (Address); Minden (City); NV (State); 89423 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; Date: 4/30/12

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

SBOR, Inc.

ATTACHMENT OF ADDITIONAL

ARTICLES OF INCORPORATION

ARTICLE THREE (CAPITAL AND AUTHORIZED STOCK)

The aggregate number of shares that the Corporation will have authority to issue is One Hundred Ten Million (110,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $.0001 per share, and Ten Million (10,000,000) shares will be preferred stock, with a par value of $.0001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

a. The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
b. Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
c. The amount payable upon shares in the event of voluntary or involuntary liquidation;
d. Sinking fund or other provisions, if any, for the redemption or purchase of shares;
e. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
f. Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,
g. Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

ARTICLE EIGHT (LIABILITY OF DIRECTORS AND OFFICERS)

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

a. acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
b. the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Article Eight will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE NINE (ACQUISITION OF CONTROLLING INTEREST)

The Corporation elects to not be governed by NRS 78.378 to 78.3793, inclusive.

ARTICLE TEN (COMBINATIONS WITH INTERESTED STOCKHOLDERS)

The Corporation elects to not be governed by NRS 78.411 to 78.444, inclusive.

ARTICLE ELEVEN (INCREASING OR DECREASING SHARES OF ISSUED STOCK)

To the fullest extent allowed by NRS 78.2055, the Board of Directors, without requiring approval of the shareholders, may increase or decrease the number of issued and outstanding shares of common or preferred stock, so long and the increase or decrease is applied proportionally to any class of stock so increased or decreased.

ARTICLE TWELVE (INDEMNIFICATION)

a. Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney's fees and disbursemtns) that he or she incurs in connection with such action or proceeding.
b. Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article Twelve, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.
c. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred by this Article Twelve are not exclusive of any other rights that an Indemenitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise
d. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.
e. Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of SBOR, INC.
Name of Represented Business Entity

I, Corporate Direct, Inc. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
2248 Meridian Blvd. Ste. H	Minden	Nevada	

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City		Zip Code
		Nevada	

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

and hereby state that on 4/30/12 (Date) I accepted the appointment as registered agent for the above-named business entity.

X Connie Walsh
Authorized Signature of R.A. or On Behalf of R.A. Company

4/30/12
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SBOR, INC., did on April 30, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 1, 2012.

Certified By: GJ Jaillet
Certificate Number: C20120501-1199
You may verify this certificate
online at http://www.nvsos.gov/